As filed with the Securities and Exchange Commission on July 12, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2012

MONSANTO COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard

St. Louis, Missouri 63167

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (314) 694-1000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 9, 2012, Monsanto Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement,” which term includes the Pricing Agreement attached thereto as Exhibit I) with Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBS Securities Inc. as representatives of the underwriters named therein (collectively, the “Underwriters”), related to the sale by the Company of $250,000,000 principal amount of the Company’s 2.200% Senior Notes due 2022 (the “Notes due 2022”) and $250,000,000 principal amount of its 3.600% Senior Notes due 2042 (the “Notes due 2042” and, together with the Notes due 2022, the “Notes”). The public offering price of the Notes was 99.884% of the principal amount for the Notes due 2022 and 99.854% of the principal amount for the Notes due 2042. The Company expects to use the net proceeds, after underwriting discounts and expenses, to repay the $486 million outstanding principal amount of its 7 3/8% Senior Notes which mature on August 15, 2012 and for other general corporate purposes.

The offering was made pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-177947) and related prospectus and prospectus supplement, each filed with the Securities and Exchange Commission.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against, or to contribute to payments for, certain liabilities.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, are performing and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. Affiliates of certain of the Underwriters are lenders under the Company’s revolving credit facility.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Notes contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

In connection with the offering of the Notes, as described in response to Item 1.01, we are filing this Current Report on Form 8-K to add the following exhibits to the Company’s Registration Statement on Form S-3 (File No. 333-177947): (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report on Form 8-K) and (ii) the opinion of counsel with respect to the status of the Notes as binding obligations (Exhibit 5.1 to this Current Report on Form 8-K).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement and Pricing Agreement, dated as of July 9, 2012, by and among the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBS Securities Inc., as representatives of the Underwriters.

4.1	Form of 2.200% Note due 2022.

4.2	Form of 3.600% Note due 2042.

5.1	Opinion of Bryan Cave LLP.

23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSANTO COMPANY

Date: July 12, 2012	/s/ Sonya M. Davis
	Name:	Sonya M. Davis
	Title:	Assistant Secretary

EXHIBIT INDEX

1.1	Underwriting Agreement and Pricing Agreement, dated as of July 9, 2012, by and among the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBS Securities Inc., as representatives of the Underwriters.

4.1	Form of 2.200% Note due 2022.

4.2	Form of 3.600% Note due 2042.

5.1	Legal Opinion of Bryan Cave LLP, counsel to the registrant.

23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1 above).

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